                            As filed with the Securities and Exchange Commission on January 11, 2001.

                                                                                                   Registration No. 333-___________
===================================================================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------


                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                        ------------------------------


                            EUFAULA BANCCORP, INC.
                (Name of Small Business Issuer in Its Charter)


       DELAWARE                     6711                         63-0989868
(State of Incorporation)   (Primary Standard Industrial         (IRS Employer
                            Classification Code Number)      Identification No.)

                             218-220 Broad Street
                            Eufaula, Alabama 36072
                                 (334)687-3581
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          Eufaula BancCorp, Inc. Directors Deferred Compensation Plan
                             (Full title of Plan)

                        ------------------------------

                               Gregory B. Faison
                     President and Chief Executive Officer
                            Eufaula BancCorp, Inc.
                             218-220 Broad Street
                            Eufaula, Alabama 36072
                                 (334)687-3581

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                        ------------------------------

                                  Copies to:

                               Michael D. Waters
                              Balch & Bingham LLP
                              No. 2 Dexter Avenue
                        Montgomery, Alabama 36104-3515
                                 (334)834-6500

                        ------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
 Title of each class                                 Proposed Maximum           Proposed Maximum                 Amount
    of Securities               Amount to be          Offering Price               Aggregate                       of
  to be Registered               Registered              Per Share               Offering Price             Registration Fee (1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value (and               87,000            Not Applicable               $679,687.50                  $179.44
associated interests in
the plan)
------------------------------------------------------------------------------------------------------------------------------------
(1)      Computed in accordance with Rule 457(c) and (h) based upon the market value of Registrant's common stock at January 5,
         2001. This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan
====================================================================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Eufaula BancCorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

          (c) The description of the Company's common stock contained in the Company's Form 10-SB/A filed October 30, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company or its shareholders for breach of duty as a director. There is no elimination of liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of Title 8 of the Delaware Code, or (4) any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law (the "DGCL").
Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party or any threatened, pending or completed claim, action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in manner reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of a derivative action on behalf of the corporation, permits a corporation to indemnify any such action only against expenses and then only if such person is not adjudged liable for negligence or misconduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

     Exhibit
     Number                         Description of Exhibits
     ------                         -----------------------

      4.1            Eufaula BancCorp, Inc. Directors Deferred Compensation
                     Plan.

      5 Opinion of Balch & Bingham LLP regarding certain legal matters.

      23.1           Consent of Mauldin & Jenkins, LLC.

      23.2 Consent of Balch & Bingham LLP (contained in their legal opinion at Exhibit 5 above).

ITEM 9. UNDERTAKINGS

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii) To include any additional or changed material information on the plan of distribution.

               provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Eufaula, Alabama, on January 4, 2001.

                                            EUFAULA BANCCORP, INC.



                                            By: /s/ Gregory B. Faison
                                               ---------------------------------
                                                    Gregory B. Faison
                                                    Chief Executive Officer

     We, the undersigned directors of Eufaula BancCorp, Inc., do hereby constitute and appoint Gregory E. Faison our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, including any amendments thereto, with the Securities and Exchange Commission and to file such notices, reports or registration statements and amendments thereto with any state securities authority or securities exchange or market, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates stated.

         SIGNATURE                                      TITLE                            DATE
         ---------                                      -----                            ----

/s/ Gregory B. Faison                      Chief Executive Officer and                     *
------------------------------------       Director (Principal Executive
Gregory B. Faison                          Officer and Chief Financial Officer)


/s/ James R. Balkcom, Jr.                  Chairman of the Board                           *
------------------------------------
James R. Balkcom, Jr.

/s/ Michael C. Dixon                       Director                                        *
------------------------------------
Michael C. Dixon

/s/ Robert M. Dixon
------------------------------------
Robert M. Dixon                            Director                 *

/s/ James A. Faulkner
------------------------------------
James A. Faulkner                          Director                 *

/s/ William D. Moorer, Jr.
------------------------------------
William D. Moorer                          Director                 *

/s/ Burt H. Rowe, Jr.
------------------------------------
Burt H. Rowe, Jr.                          Director                 *

/s/ Dennis A. Wallace
------------------------------------
Dennis A. Wallace                          Director                 *

* January 4, 2001

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                   Description of Exhibits
-----                    -----------------------

4.1         Eufaula BancCorp, Inc., Directors Deferred Compensation Plan.

5           Opinion of Balch & Bingham LLP regarding certain legal matters.

23.1        Consent of Mauldin & Jenkins, LLC.

23.2        Consent of Balch & Bingham, LLP (contained in their legal opinion at
            Exhibit 5 above)